UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 19, 2025

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 King Street West, Suite 2800 Toronto, Ontario, Canada	M5H 1J9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(866) 441-0690

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 19, 2025, the shareholders of McEwen Mining Inc. (the “Company”) approved at the annual meeting the change of the Company’s name to “McEwen Inc.” (the “Name Change”), as described further below. The form of Articles of Amendment to the Second Amended and Restated Articles of Incorporation of the Company (the “Articles of Amendment”) to be filed with the Secretary of State of the State of Colorado to give effect to the Name Change was included as Annex A to the proxy statement filed with the Securities and Exchange Commission under cover of Schedule 14A relating to such annual meeting of shareholders. The Company intends to file the Articles of Amendment with the Secretary of State of the State of Colorado and to cause the Name Change to become effective on July 7, 2025.

Contemporaneously with the effectiveness of the Name Change, the Company will make effective conforming only changes to its Amended and Restated Bylaws (the “Bylaws”) to reflect the Name Change on the cover page and in Section 1.1 of Article I thereof. A copy of the updated Bylaws that will become effective on July 7, 2025 is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 19, 2025, the Company held its annual meeting of shareholders. Of the 53,934,510 shares outstanding and entitled to vote at the meeting, 27,942,541 shares were voted, or approximately 51.81% of the outstanding shares entitled to vote.

At the annual meeting, the shareholders: (i) elected the eleven individuals nominated to serve as directors;  (ii) approved, on an advisory basis, the compensation of the named executive officers as described in the proxy statement (“say on pay”); (iii) ratified the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and (iv) approved the Articles of Amendment to effect the Name Change.

Proposal 1

Election results for the directors nominated at the meeting are as follows:

	Shares Voted
Name of Nominee	For	Withheld	Broker Non- Votes
Robert R. McEwen	19,138,567	461,348	8,342,616
Dalia Asterbadi	19,255,822	344,093	8,342,616
Ian J. Ball	19,294,446	305,469	8,342,616
Richard W. Brissenden	17,962,491	1,637,424	8,342,616
Alfred Colas	19,246,961	352,954	8,342,616
Nicolas Darveau-Garneau	19,283,698	316,217	8,342,616
Steve Kaszas	19,265,359	334,556	8,342,616
Michelle Makori	19,266,381	333,534	8,342,616
Michael Melanson	19,247,964	351,951	8,342,616
John Florek	16,354,561	3,245,354	8,342,616
William M. Shaver	19,312,397	287,518	8,342,616

Proposal 2

Election results for the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers are as follows:

For	Against	Abstain	Broker Non-Votes
18,735,730	514,236	349,959	8,342,616

Proposal 3

Election results for the ratification of the appointment of EY as the independent registered public accounting firm for the year ending December 31, 2025, are as follows:

For	Against	Abstain	Broker Non-Votes
27,269,481	523,370	149,687	0

Proposal 4

Election results for the proposal to approve the Articles of Amendment to effect the Name Change are as follows:

For	Against	Abstain	Broker Non-Votes
26,491,461	724,679	726,401	0

Item 7.01   Regulation FD Disclosure

At the annual meeting, the Company’s senior management made a presentation on the Company’s business, exploration, development efforts, and financial results and condition. A copy of the PowerPoint slides used in connection with the presentation is furnished with this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01    Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are furnished or filed with this report, as applicable:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Company, effective as of July 7, 2025
99.1	PowerPoint slides dated June 19, 2025
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McEWEN MINING INC.

Date: June 25, 2025	By:	/s/ Carmen Diges
Carmen Diges, General Counsel